For Immediate Release Contact:
Dennis Craven (Company) Chief Financial Officer (561) 227-1386	Jerry Daly Daly Gray, Inc. (Media) (703) 435-6293

Chatham Lodging Trust Announces Second Quarter Results,
Adjusted FFO per Share Up 79 Percent Year over Year

Q2 Comparable RevPAR up 7.6 Percent, YTD RevPAR up 10.7 Percent

PALM BEACH, Fla., August 6, 2012—Chatham Lodging Trust (NYSE: CLDT), a hotel real estate investment trust (REIT) focused on investing in premium branded upscale extended-stay hotels and select-service hotels, today announced results for the quarter ended June 30, 2012.
Second Quarter 2012 Highlights

•	Comparable Hotel RevPAR – Increased 7.6 percent to $112 (excludes the Residence Inn White Plains, NY, which had 43 of 133 rooms out of service for approximately one month of the second quarter due to water damage resulting from a localized fire alarm). Including this hotel, RevPAR rose 6.9 percent to $113 for the full portfolio.

•	Hotel EBITDA – Increased 91.5 percent to $10.5 million.

•	Hotel EBITDA Margins – Advanced 170 basis points to 41.6 percent, among the highest in the industry.

•	GOP Margins – Increased 90 basis points to 47.8 percent.

•	Adjusted FFO – Increased adjusted FFO per diluted share 79.2 percent to $0.43, in line with consensus estimates.

•	Joint Venture Portfolio– Continued to exceed internal budget expectations for RevPAR and EBITDA. Received additional distributions of $6.1 million in the second quarter, bringing total distributions to $19.2 million or 51.9 percent of Chatham’s initial investment in the joint venture (JV) within eight months of making the investment.

Consolidated Financial Results

The following is a summary of the consolidated financial results ($ in millions, except RevPAR, ADR, occupancy and per share amounts):

S.CONT	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
RevPAR	$113	$106	$106	$97
ADR	$132	$127	$130	$126
Occupancy	85.5%	83.1%	81.1%	76.9%
Adjusted EBITDA	$11.9	$4.3	$20.5	$7.0
Adjusted GOP Margin	47.8%	46.9%	45.5%	43.1%
Adjusted Hotel EBITDA Margin	41.6%	39.9%	38.7%	35.7%
Net income / loss	$1.2	$(1.9)	$(0.6)	$(2.0)
AFFO	$5.9	$3.3	$8.8	$4.8
AFFO per diluted share	$0.43	$0.24	$0.64	$0.37

Operating Results Led By Market Share Gains, Improving Rates and JV Performance

“Our portfolio continues to produce strong results with second quarter comparable RevPAR increasing 7.6 percent, EBITDA and FFO growth up significantly and all other metrics producing solid advances year-over-year,” said Jeffrey H. Fisher, Chatham’s president and CEO. “These results validate our business plan to generate superior returns for our shareholders by building a high quality portfolio of premium-branded hotels in high barrier-to-entry markets, acquired at attractive prices that can benefit from strategic asset management and experienced operators. The performance of our 18 owned hotels, as well as our joint-venture investment, has significantly exceeded hotel industry averages, giving us the ability to reward our investors with meaningful dividends, which we increased 14 percent to $0.20 per quarter during the second quarter.

Portfolio Update

“Our portfolio is in excellent physical condition, which gives us a substantial competitive advantage. We have invested more than $25 million upgrading 13 of our 18 hotels, putting them in noticeably better condition than our competitors. Many of our competitors still need to complete significant renovations in the future, which will temporarily take supply out of the market,” Fisher said.

“This positions us well to gain additional market share, accelerate ADR and further improve our industry leading margins,” Fisher added. “Given current occupancy levels in our markets, we see additional opportunities to increase ADR for the foreseeable future.”

“We will continue to maintain our portfolio in top condition, sell assets when they no longer meet our long-term strategy and invest in hotels that we believe will generate better returns,” he commented. “We continue to evaluate opportunities to profitably recycle our capital by selectively disposing of assets or using distributions from the joint venture to invest in hotels that will generate incremental returns without raising equity.”

During the quarter, the company transferred management of five of the six Homewood Suites by Hilton hotels previously managed by Hilton to Island Hospitality. For the quarter, RevPAR at these properties increased by 12.5 percent.

Joint Venture Results Exceeded Budgeted Expectations

Chatham holds a 10.3 percent interest in a JV that currently owns a 58-hotel portfolio comprising 7,550 rooms.

“The performance of the joint venture hotels continues to exceed our pre-acquisition expectations,” Fisher noted. “Portfolio RevPAR growth again comfortably exceeded the industry average in the second quarter. With EBITDA and margin growth accelerating, the joint venture is producing excellent leveraged returns.”

The JV previously announced that it would sell 13 non-core assets. During the 2012 second quarter, the JV sold five hotels and to date in the 2012 third quarter, has divested one hotel. The JV currently is marketing for sale seven non-core hotels. Most of those properties are not currently branded, and their sale is not expected to have a material impact on the JV’s portfolio results. Upon successful completion of the sale of the remaining seven hotels, the JV expects to receive additional net proceeds of approximately $12 million in 2012.

The company received distributions of $6.1 million from the joint venture attributed to asset sales and cash flow from operations during the 2012 second quarter, bringing total distributions of $19.2 million year-to-date.

“With the proceeds from the sale of the remaining, non-core, JV hotels and distribution of proceeds to the partners, Chatham’s net investment after distributions will be approximately $16 million,” said Dennis Craven, Chatham’s chief financial officer. “Distributions received through the 2012 second quarter represent approximately 52 percent of our initial investment, which is especially impressive since this equity was returned within eight months of closing the joint venture.”

Capital Structure

As of June 30, 2012, the company had debt outstanding of $214.1 million at an average interest rate of 5.8 percent with a weighted average five-year maturity on its fixed-rate debt. Net debt was $205.6 million at June 30, 2012. Chatham’s leverage ratio is 47 percent based on the company’s investment in hotels at cost and its investment in the joint venture at cost.

“During the second quarter, we generated significant free cash flow, allowing us to pay down $8.9 million of debt,” Craven said. “Our joint venture investment and our wholly owned portfolio are producing great results, and with minimal capital spending requirements required over the next few years, we expect to continue to produce free cash flow to reduce our debt and ultimately acquire hotels.”

Dividend

The company approved a 14 percent increase in the company’s common share dividend in May to an annualized rate of $0.80 per common share. Based on the company’s common share closing price of $13.93 at the close of business on August 3, 2012, the annualized dividend represents a yield of approximately 5.7 percent, one of the highest in the industry.

2012 Guidance

The company is providing guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company is providing initial guidance for the third quarter and is slightly reducing the upper end of its adjusted FFO and FFO per share outlook for 2012 to account for more slightly modest RevPAR growth in the second half of the year:

	Q3 2012	2012 Forecast
RevPAR	$113-$115	$105-$107
RevPAR growth	+5-7%	+6-8%
Net income (loss)	$1.0-$1.6 M	$(1.0)-$0.0 M
Net income (loss) per diluted share	$0.07-$0.11	$(0.07)-$0.00
Adjusted EBITDA	$11.8-$12.4 M	$41-$42 M
Adjusted funds from operation (“FFO”)	$6.1-$6.7 M	$18-$19 M
Adjusted FFO per diluted share	$0.44-$0.48	$1.29-$1.37
Hotel EBITDA margins	39-40%	37.5-38.5%
Corporate cash administrative expenses	$1.4 M	$5.4 M
Corporate non-cash administrative expenses	$0.5 M	$1.9 M
Interest expense	$3.2 M	$13.1 M
Non-cash amortization of deferred fees	$0.5 M	$2.0 M
Weighted average shares outstanding	13.9 M	13.9 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its second quarter 2012 conference call tomorrow, August 7, 2012, at 10 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-888-549-7750, reference number 4552955. A recording of the call will be available by telephone until midnight on Tuesday, August 14, 2012, by dialing 1-800-406-7325, reference number 4552955. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised REIT that was organized to invest in upscale extended-stay hotels and premium-branded, select-service hotels. The company currently owns 18 hotels with an aggregate of 2,414 rooms/suites in 10 states and the District of Columbia and holds a minority investment in a joint venture that owns 58 hotels with 7,550 rooms/suites. Additional information about Chatham may be found at www.chathamlodgingtrust.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, and (4) Adjusted EBITDA. These non-GAAP financial measures could be considered along with, but not as alternatives to, net income or loss, cash flows from operations or any other measures of the company’s operating performance prescribed by GAAP.

FFO As Defined by NAREIT and Adjusted FFO

 The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the performance of its underlying hotel properties. The company believes that these items are more representative of its asset base and its acquisition and disposition activities than its ongoing operations, and that by excluding the effects of the items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report FFO in accordance with the NAREIT definition.

The company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including acquisition transaction costs or other charges and adjustments for unconsolidated partnerships and joint ventures. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA and Adjusted EBITDA

The company calculates EBITDA as net income or loss excluding interest expense; provision for income taxes, including income taxes applicable to sale of assets; depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs that report similar measures by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company further adjusts EBITDA for certain additional items, including acquisition transaction costs and other charges, non-cash share-based compensation and adjustments for unconsolidated partnerships and joint ventures, which it believes are not indicative of the performance of its underlying hotel properties. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect funds available to make cash distributions;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its operating performance for a particular period using adjusted EBITDA;

•	Adjusted FFO and Adjusted EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•	Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA and Adjusted EBITDA differently than the company does, limiting their usefulness as a comparative measure.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA and Adjusted EBITDA to net income (loss) attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company’s filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 6, 2012, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share data)
	June 30,	December 31,
	2012	2011
	(unaudited)
Assets:
Investment in hotel properties, net	$399,732	$402,815
Cash and cash equivalents	8,523	4,680
Restricted cash	2,872	5,299
Investment in unconsolidated real estate entities	16,931	36,003
Hotel receivables (net of allowance for doubtful accounts of $16 and $17, respectively	1,782	2,057
Deferred costs, net	5,709	6,350
Prepaid expenses and other assets	1,898	1,502

Total assets	$437,447	$458,706

Liabilities and Equity:
Debt	$160,588	$161,440
Revolving Credit Facility	53,500	67,500
Accounts payable and accrued expenses	8,195	10,184
Distributions payable	2,853	2,464
Total liabilities	225,136	241,588

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares
authorized and unissued at June 30, 2012 and December 31, 2011	-	-
Common shares, $0.01 par value, 500,000,000 shares authorized;
13,909,822 and 13,908,907 shares issued and outstanding, respectively at June 30, 2012 and 13,820,854 and 13,819,939 shares issued and outstanding, respectively at
December 31, 2011	137	137
Additional paid-in capital	239,880	239,173
Accumulated deficit	(29,029)	(23,220)
Total shareholders' equity	210,988	216,090

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	1,323	1,028
Total equity	212,311	217,118

Total liabilities and equity	$437,447	$458,706

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)
	For the three months ended		For the six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Room	$24,858	$14,489	$46,441	$26,628
Other operating	1,156	413	1,995	762
Cost reimbursements from unconsolidated real estate entities	345	—	750	—

Total revenue	26,359	14,902	49,186	27,390

Expenses:
Hotel operating expenses:
Room	5,291	3,218	10,264	6,212
Other operating	8,570	5,118	16,584	10,032
Total hotel operating expenses	13,861	8,336	26,848	16,244
Depreciation and amortization	4,123	3,804	7,462	5,249
Property taxes and insurance	1,623	1,068	3,256	2,100
General and administrative	1,947	1,584	3,724	2,852
Hotel property acquisition costs	44	1,398	83	1,483
Reimbursed costs from unconsolidated real estate entities	345	—	750	—
Total operating expenses	21,943	16,190	42,123	27,928

Operating income (loss)	4,416	(1,288)	7,063	(538)
Interest and other income	—	6	1	12
Interest expense, including amortization of deferred fees	(3,829)	(642)	(7,676)	(1,415)
Earnings from unconsolidated real estate entities	703	—	138	—
Income (loss) before income tax expense	1,290	(1,924)	(474)	(1,941)
Income tax expense	(133)	(12)	(100)	(14)
Net income (loss) attributable to common shareholders	$1,157	$(1,936)	$(574)	$(1,955)

Loss per Common Share — Basic:
Net income (loss) attributable to common shareholders	$0.08	$(0.14)	$(0.04)	$(0.15)

Loss per Common Share — Diluted:
Net income (loss) attributable to common shareholders	$0.08	$(0.14)	$(0.04)	$(0.15)

Weighted average number of common shares outstanding:
Basic	13,810,190	13,757,449	13,802,588	12,784,515
Diluted	13,908,907	13,757,449	13,802,588	12,784,515
Distributions per common share	$0.20	$0.175	$0.375	$0.35

CHATHAM LODGING TRUST
	FFO and EBITDA
(In thousands, except share and per share data)
	For the three months ended		For the six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Funds From Operations (“FFO”):
Net income (loss) attributable to common shareholders	$1,157	$(1,936)	$(574)	$(1,955)
Gain on the sale of assets within the unconsolidated real
estate entity	(670)	—	(670)	—
Depreciation	4,104	3,791	7,424	5,223
Adjustments for unconsolidated real estate entity items	1,266	—	2,525	—

FFO attributable to common shareholders	5,857	1,855	8,705	3,268
Hotel property acquisition costs and other charges	44	1,398	83	1,483
Adjustments for unconsolidated real estate entity items	42	—	42	—
Adjusted FFO	$5,943	$3,253	$8,830	$4,751

Weighted average number of common shares
Basic	13,810,190	13,757,449	13,802,588	12,784,515
Diluted	13,908,907	13,757,449	13,802,588	12,784,515
	For the three months ended		For the six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Earnings Before Interest, Taxes,
Depreciation and Amortization (“EBITDA”):
Net income (loss) attributable to common shareholders	$1,157	$(1,936)	$(574)	$(1,955)
Interest expense	3,829	642	7,676	1,415
Income tax expense	133	12	100	14
Gain on the sale of assets within the unconsolidated real
estate entity	(670)	—	(670)	—
Depreciation and amortization	4,123	3,804	7,462	5,249
Adjustments for unconsolidated real estate entity items	2,770	—	5,436	—
EBITDA	11,342	2,522	19,430	4,723
Hotel property acquisition costs and other charges	44	1,398	83	1,483
Adjustments for unconsolidated real estate entity items	42	—	42	—
Share based compensation	517	393	967	786
Adjusted EBITDA	$11,945	$4,313	$20,522	$6,992